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                                                                   EXHIBIT 10.10

                             SECURED PROMISSORY NOTE

                                                                Denver, Colorado
$130,000                                                             May 8, 2000



     FOR VALUE RECEIVED, on or before April 30, 2003, except as provided herein, Scott Robidart (Maker) promises to pay to the order of Industrialex Manufacturing Corp. (Payee) at 63 South Pratt Parkway, Longmont, CO 80501, or at such other place as the holder hereof shall hereafter designate in writing to Maker, in lawful money of the United States of America, the principal sum of One Hundred Thirty Thousand Dollars ($130,000), together with interest at the rate of seven percent (7%) per year.

     This Note may be prepaid in whole or in part at any time without limitation or penalty.

     The obligation of Maker evidenced by this Note shall be forgiven in the event that maker is employed in good standing by Payee on April 30, 2003.

     This Note will be immediately due upon termination of employment of Maker from Payee at any time prior to April 30, 2003.

     This Note shall become immediately due and payable upon the insolvency of, general assignment for the benefit of creditors by, initiation of any proceedings under any state or federal bankruptcy, insolvency, moratorium or reorganization law or regulation by or against, or the appointment of a receiver for, all or any portion of the property of Maker.

     Maker agrees to pay all costs and expenses incurred by the holder arising out of, or relating to, the enforcement or collection of the indebtedness evidenced by this Note, including reasonable attorneys fees and court costs.

     The obligation of Maker evidenced by this Note arose in the State of Colorado and this Note shall be governed by and construed under the laws of the State of Colorado.



                                                     /s/ Scott Robidart
                                                     ---------------------------
                                                     Scott Robidart